UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 26, 2000
                               ------------------
                        (Date of earliest event reported}

                            Sundog Technologies, Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                      0-24372                   33-0611746
       --------                      -------                   ----------
(State or other jurisdiction   (Commission File No.)         (IRS Employer
     of incorporation)                                     Identification No.)

                      10542 South Jordan Gateway, Suite 200
                            South Jordan, Utah 84005
                            ------------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (801) 501-7100

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Item  4.  Changes  In and  Disagreements  With  Accountants  on  Accounting  and
Financial Disclosure

     (a) Arthur Andersen LLP ("Arthur Andersen"), the independent public accountants retained by Sundog Technologies, Inc. ("the Company") effective August 3, 2000 for the fiscal year ended March 31, 2001, were dismissed as of September 26, 2000. The decision to change the Company's independent public accountants was recommended by management and approved by the Board of Directors of the Company. Because Arthur Andersen had only recently been engaged by the Company, Arthur Anderson did not complete an audit of the Company's financial statements for any period and did not issue any opinion with respect to any financial statements of the Company. In connection with the services provided by Arthur Andersen to the Company, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to Arthur Andersen's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     (b) Pursuant to the recommendation of management and the approval of the Board of Directors, the Company has decided to re-appoint Mantyla McReynolds, a Professional Corporation ("Mantyla McReynolds") as the Company's independent public accountants for the fiscal year ending March 31, 2001. The Company engaged Mantyla McReynolds effective September 27, 2000. Because Mantyla McReynolds were the Company independent public accountants for the fiscal years ended March 31, 2000 and March 31, 1999 and the interim period ended August 2, 2000, the Company routinely consulted with Mantyla McReynolds, as its then-current independent public accountants, during such period regarding the application of accounting principles, the type of audit opinion that might be rendered and other accounting, auditing or financial reporting issue during such periods.

Item 7.  Financial Statements and Exhibits

     (c) Exhibits.

             16       Response Letter to the Commission from Arthur Andersen LLP


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                  Sundog Technologies, Inc.

                                  By: /s/ Stephen L. Russo
                                  ----------------------------------------------
                                          Stephen L. Russo, Vice President of
                                          Operations and Chief Financial Officer

                                  Date: September 27, 2000

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